United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2015

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

References in this Current Report to PCS Edventures!.com, Inc., refer to the Registrant and its subsidiaries, including the words “PCS”, “PCSV”, “we”, “our”, “us” and words of similar import.

FORWARD-LOOKING STATEMENTS

Except for historical facts, all matters discussed in the Press Release attached to this Current Report, which are forward-looking, involve a high degree of risk and uncertainty. Certain statements in this Press Release set forth management’s intentions, plans, beliefs, expectations, or predictions of the future based on current facts and analyses. When we use the words “believe”, “expect”, “anticipate”, “estimate”, “intend” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated in such statements, due to a variety of factors, risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other companies within the Educational Industries, economic conditions in the Company’s primary markets, exchange rate fluctuation, reduced product demand, increased competition, inability to produce required capacity, unavailability of financing, government action, weather conditions and other uncertainties, including those detailed in the Company’s SEC filings. The Company assumes no duty to update forward-looking statements to reflect events or circumstances after the date of such statements.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 21, 2014, the Company executed a Promissory Note with one of our shareholders and board members in the amount of $870,457. The note was partially taken out to finance operations and inventory purchases and was partly a combination of the renewal of other notes with the same lender. It was due on May 31, 2015, was non-convertible, had an interest rate of 10% per annum, was secured by accounts receivable, fixed assets, intellectual property and our net loss carry forward.

On January 1, 2015, accrued interest through December 31, 2014, was rolled into the principal balance per the terms and conditions of the Promissory Note. On January 1, 2015, the Promissory Note principal balance was $892,679. The balance was due in full on or before May 31, 2015, and was extended to September 30, 2015, under the terms and conditions of the original Promissory Note. On October 1, 2015, the Promissory Note executed on October 21, 2014 went into default. Additional Promissory Notes with this shareholder and board member totaling $600,000, plus accrued interest are due on October 22, 2015 and October 31, 2015. The Company anticipates that it will not be able to pay the principal or interest at that time.

The lender has provided the Company with an extension of due dates for principle and accrued interest until November 30, 2015, for these Promissory Notes. The Company is continuing to pursue raising capital to pay these obligations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	October 15, 2015	By:	/s/ Robert Grover
Robert Grover
CEO